Exhibit 10.42

EXECUTION VERSION

AMENDMENT NO. 3

TO MASTER REPURCHASE AGREEMENT

Amendment No. 3, dated as of June 23, 2004 (this “Amendment”), among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (“Buyer”) and HOMEBANC MORTGAGE CORPORATION (“Seller”).

RECITALS

The Buyer and the Seller are parties to that certain Master Repurchase Agreement, dated as of August 8, 2003, Amendment No. 1, dated as of April 27, 2004 and Amendment No. 2, dated as of June 7, 2004 (the “Existing Repurchase Agreement”; as amended by this Amendment, the “Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

The Buyer and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, the Buyer and the Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended, as follows:

SECTION 1. Covenants. Section 14(f) of the Existing Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following language, which amendment shall only be effective for the period from and including April 1, 2004 through and including June 30, 2004 (the “Waiver Period”):

“(f) Maintenance of Profitability. Seller shall not permit, for any Test Period, Net Income for such Test Period, after income taxes for such Test Period and distributions made during such Test Period, to be a loss greater than $1,000,000.”

SECTION 2. Conditions Precedent. This Amendment shall become effective as of June 23, 2004 (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

2.1 Delivered Documents. On the date hereof, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a) this Amendment, executed and delivered by the authorized officers of the Buyer and the Seller; and

(b) such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 3. Representations and Warranties. The Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the

Existing Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Existing Repurchase Agreement.

SECTION 4. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms. Each Section of this Amendment shall expire upon the expiration of the applicable Waiver Period at which time the terms of the Existing Repurchase Agreement shall revert to that set forth in the Existing Repurchase Agreement.

SECTION 5. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Buyer:	CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as Buyer

	By:	/s/ Bruce S. Kaiserman
Name: Bruce S. Kaiserman
Title: Vice President

Seller:	HOMEBANC MORTGAGE CORPORATION, as Seller

	By:	/s/ James L. Krakau
Name: James L. Krakau
Title: Senior Vice President